April 30, 2008
VIA EDGAR
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE	Principal Life Insurance Company Separate Account B Personal Variable Annuity Contract Registration Statement on Form N-4 File No. 33-44565
I am Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).
Sincerely,
/s/ Sarah J. Pitts
Counsel
515-248-3259
pitts.sarah@principal.com